                                                                    EXHIBIT 12.1

WHEELING ISLAND GAMING, INC.
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(DOLLARS IN THOUSANDS)


                                                                                                                 NINE MONTHS ENDED
                                                                         YEARS ENDED DECEMBER 31,                  SEPTEMBER 30,
                                                            --------------------------------------------------  ------------------
                                                              1996      1997      1998       1999       2000      2000      2001
                                                            --------  --------  --------   --------   --------  --------  --------
EARNINGS:

       Income/(loss) before income taxes                    $    723  $    232  $    381   $   (728)  $  9,470  $  7,604  $  7,948

       Add fixed charges                                                                                   690       371       715
                                                            --------  --------  --------   --------   --------  --------  --------

                                                            $    723  $    232  $    381   $   (728)  $ 10,160  $  7,975  $  8,663
                                                            --------  --------  --------   --------   --------  --------  --------

FIXED CHARGES:

       Interest expense                                                                                    656       356       665
       Amortization of debt financing costs                                                                 34        15        50
                                                            --------  --------  --------   --------   --------  --------  --------

       TOTAL FIXED CHARGES                                        --        --        --         --        690       371       715
                                                            --------  --------  --------   --------   --------  --------  --------

RATIO OF EARNINGS TO FIXED CHARGES                               N/A       N/A       N/A        N/A      14.72     21.50     12.12
                                                                                                      ========  ========  ========



COMPUTATION OF PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES AFTER ADJUSTMENT FOR THE "TRANSACTIONS"
---------------------------------------------------------------------------------------------------

                                                                                                                         PRO FORMA
                                                                                                     PRO FORMA          NINE MONTHS
                                                                                                     YEAR ENDED            ENDED
                                                                                                     DECEMBER 31,      SEPTEMBER 30,
                                                                                                        2000                2001
                                                                                                      --------            --------
       Pre-tax income plus pro forma fixed charges                                                    $ 10,272            $  9,044
                                                                                                      ========            ========

       Fixed charges, as above                                                                             690                 715
       Adjustments:
            Estimated net increase in interest
              expense from refinancing and amortization
              of debt issuance costs                                                                       112                 381
                                                                                                      --------            --------

       Total Pro Forma fixed charges                                                                  $    802            $  1,096
                                                                                                      ========            ========


       PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES                                                      12.81                8.25
                                                                                                      ========            ========

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WHEELING ISLAND GAMING, INC.
CALCULATION OF ESTIMATED INCREASE IN INTEREST EXPENSE

DECEMBER 31, 2000

Balance of debt (executed June 30, 2000):

       Jul-00                         16,500
       Aug-00                         15,500
       Sep-00                         15,500
       Oct-00                         14,500
       Nov-00                         14,500
       Dec-00                         14,500

Average balance                       15,167

Times refinanced rate                10.125%
                                -------------

Subtotal                               1,536
50% factor (Jul - Dec)                 50.0%
                                -------------

Pro Forma Interest                       768

Less existing amount                    (656)
                                -------------

Incremental adjustment                  $112
                                =============



SEPTEMBER 30, 2001

Balance of debt:

       Jan-01                         14,500
       Feb-01                         14,500
       Mar-01                         14,500
       Apr-01                         14,500
       May-01                         14,500
       Jun-01                         14,500
       Jul-01                         13,000
       Aug-01                         12,000
       Sep-01                         12,000

Average balance                       13,778

Times refinanced rate                10.125%
                                -------------

Subtotal                               1,395
75% factor (Jan - Sep)                 75.0%
                                -------------

Pro Forma Interest                     1,046

Less existing amount                    (665)
                                -------------

Incremental adjustment                  $381
                                =============